UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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SILVER BUTTE COMPANY

(Name of Registrant as Specified in its Charter)

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WE ARE NOT ASKING YOU FOR A PROXY

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SILVER BUTTE COMPANY

45 NE Loop 410, Ste. 495

San Antonio, TX 78216

(210) 524-9725

INFORMATION STATEMENT

AND NOTICE OF ACTIONS TAKEN

BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDER

General Information

This information is being provided to the shareholders of Silver Butte Company, (the "Company"), in connection with our prior receipt of approval by written consent,  in lieu of a special meeting,  of the holder of a majority of our common stock authorizing an amendment to our Articles of Incorporation (1) changing our corporate name to Gulfmark Energy, Inc., (2) authorizing an increase in our capital stock, (3) authorizing a reverse stock split.

The shareholders holding shares representing 92.9% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions. The approval by the shareholder will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company's Board of Directors approved these actions on January 12, 2010 and recommended that the Articles of Incorporation be amended in order to effectuate the corporate name change, an increase in authorized common and preferred stock capital and implementing a reverse stock split on a Forty-for-One (40:1)basis of the issued and outstanding common stock effective February 17, 2011.

The proposed Amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State.  The name change and increase in capital will be effective when filed.  The anticipated filing date will be approximately 20 days after the mailing of this Information Statement to our shareholders.

If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company's shareholders at a special shareholder's meeting convened for the specific purpose of approving the Amendment.

The elimination of the need for a special meeting of the shareholders to approve the Amendments is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law").  This Section  provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendments as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company on January  12, 2011 (the "Record Date").

The date on which this Information Statement was first sent to the shareholders is on, or about January 23, 2011.  The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company on January 12, 2011, (the "Record Date").

Forward Looking Statements

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement.

Proposals by Security Holders

As of the date of this Information Statement, no security holder proposals have been received by the Company.

No Rights of Appraisal

Under the laws of Nevada, the Company’s shareholders are not entitled to appraisal rights with respect to the Amendments and the Company will not independently provide its shareholders with any such right.

No Dissenter's Rights

Under Nevada Law, shareholders are not entitled to dissenting shareholder rights with respect to our amendment, and we will not independently provide shareholders with any such right.

Outstanding Voting Stock of the Company

As of the Record Date, there were 300,000,000 shares of Common Stock issued and outstanding.  The Common Stock constitutes the outstanding class of voting securities of the Company.   Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Security Ownership of Certain Owners and Management

The following Table sets forth the Common Stock ownership information as of January 12, 2011, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common, (ii) each director of the Company, (iii) each person filing a written consent to the adoption of the actions described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.  Unless otherwise indicated, the business address of each person listed is the Company's address.

Management and Shareholders Voting For the Corporate Actions

Michael Ward	112,335,864	37.44%
Royis Ward	112,335,864	37.44%
Gregory Wilson	41,605,875	13.86%
Sam Simon	12,481,763	4.16%

Total	278,759,366	92.9%

(1) Michael and Royis Ward are Company officers and directors.  Royis Ward is the father of Michael Ward.

Purpose and Effect of the Name Change

The Company's Board of Directors is taking action to change the corporate name from Silver Butte Company to Gulfmark Energy, Inc. to reflect the name of its recently acquired subsidiary, Gulfmark Energy Group, Inc.   This name associates the company with the exploration and production activities of its subsidiary, the new principal business of the company conducted through its subsidiaries.

Purpose and Effect of the Increase in Company Authorized Capital

The Company's Board of Directors is taking this action to increase its authorized common stock capital so that it can complete its share issuance obligations under the terms of the Exchange Agreement whereby the company has acquired Gulfmark Energy Group, Inc.

Reverse Split of Issued and Outstanding Common Stock

The Company's Board of Directors is taking action to effect a One-for-Forty (1:40) reverse stock split (the "Reverse Split") of the Company's Common Stock (the "Prior Common").

Pursuant to the Reverse Split, each forty (40) shares of Prior Common Stock issued and outstanding would be reclassified as, and exchanged for, one (1) share of newly issued Common Stock ("New Common").

The Reverse Split will occur on February 17, 2011, (the "Effective Date") without any further action on the part of shareholders of the Company and without regard to the date or dates on which certificates representing shares of Prior Common are actually surrendered by each holder for certificates representing the number of shares of the New Common that each stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date of the Reverse Split, the certificates representing shares of Prior Common represent one-fortieth the number of shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange. No fractional shares of New Common will be issued and, in lieu thereof, shareholders holding a number of shares of Prior Common not evenly divisible by 40, and stockholders holding fewer than 40 shares of Prior Common prior to the Effective Date, upon surrender of their old certificates, will receive one (1) share of New Common in lieu of fractional shares of New Common.  The reverse split will reduce our issued and outstanding common stock from 1,097,000,439 to approximately 27,425,011 without factoring in rounding up for fractional shares.

After the reverse split we will have 1,100,000,000 authorized common shares and 50,000,000 authorized preferred shares.  The reverse split will not affect the preferred capital stock and will not reduce the number of common shares into which the preferred stock may be converted in the future.

The New Common issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of New Common will have the same voting rights and other rights as shares of the Prior Common have.  Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued.

Purpose and Effect of the Reverse Stock Split

The intended purpose of the reverse split is to increase our share price as quoted on the OTC “Electronic Bulletin Board” market.

The Reverse Split will decrease the number of Prior Common shares outstanding and possibly increase the per share market price for the New Common stock.  Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at, or under $1.00 per share as unduly speculative in nature, and as a matter of policy, avoid investment in such stocks.  Additionally, the reverse stock split would reduce the number of shares of its New Common stock outstanding to amounts that management believes are more reasonable in light of its size and market capitalization. The Company will require additional capital for its operations and does not believe that it will be able to raise the necessary capital unless the price of the common stock is higher than the current common stock price levels and the total number of issued and outstanding share are reduced. However, no assurance can be given that the reverse split will result in any increase in the common stock price or that the Company will be able to complete any financing following the Reverse Split.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the proposed reverse split will have on the market price of the Company's common stock.

Additionally, we anticipate the future issuance of common shares in connection with financing initiatives, employee stock grant and option programs and consultants.  The future stock issues may have the effect of diluting and depressing our share price.

Contact Information

Silver Butte Company, 45 NE Loop 410, Suite 495, San Antonio, Texas 78216, Tel. (210) 524-9725.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth information regarding the our director and executive officers.

Table 1.

Name	Age	Positions and Office
Michael R. Ward	55	President, CEO, CFO, Director
Royis Ward	79	Vice President, Chairman Board
Terrence J. Dunne	62	Director
Martyn A. Powell	58	Director, Secretary

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Board of Directors may seek other qualified individuals to serve on the Board and to form committees to do the Board’s work. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors.

Except as set forth in the brief account of business experience below, none of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years and that is material to the evaluation of the ability or integrity of any of the Company’s directors, director nominees or executive officers.

Michael Ward, President and Chief Executive Officer, Chief Financial Officer, Director

Mr. Ward founded Gulfmark Energy Group, Inc., Gulfmark Resources, Inc. and Blanco Drilling, Inc. in August 2010 together with his father.  The companies were formed to focus their considerable oil and gas experience on acquisition, exploration, drilling, development, production and sale of natural gas, crude oil, and natural gas liquids, primarily from conventional reservoirs within the State of Texas.   The companies acquired a premier lease in Zavala County, Texas and two oilfield drilling units with the plan develop Company properties.

From May 2007 through July 2010, Mr. Ward was the President and CEO of Bentley Energy Corporation.  Bentley Energy Corporation  engaged in distribution of propane  in Central and South Texas.  Bentley owned and operated various propane distribution companies.  Due to the economic crisis, Bentley voluntarily filed for reorganization under Chapter 11 of the federal bankruptcy laws.  The case was filed on January 7, 2010 and the court accepted the company's reorganization plan on, or about July 21, 2010 resulting in the Company's sale.

From 1997 through January 2007, Mr. Ward served as President and CEO of Tidelands Oil and Gas Corporation, a publically traded corporation.  Tidelands was involved in production and exploration, drilling, gas processing and pipeline transmission.  The company was  instrumental in creating an expedited process for a cross border gas transmission pipeline from  Eagle Pass, Texas to Piedras Negras, Mexico.  This international pipeline crossing process was coordinated between Tidelands, the Texas Railroad Commission, FERC and PEMEX.

Mr. Ward has more than 30 years of diversified experience as an oil and gas professional. He was educated in business management and administration at Southwest Texas State University and the University of Texas.

Michael has vast experience in the capacity in which he successfully served in operating oil and gas companies in the United States. During the past 20 years, Michael has been associated with Century Energy Corporation where his duties and responsibilities included production and drilling superintendent and additionally, he supervised 300 recompletions and new drills in Duval, Nueces, San Patricio, Jim Wells, Karnes, Dimmit, Maverick & Zavala Counties of Texas. In addition to Texas, Michael also drilled over 40 wells in Illinois and Kansas.

With his association with Omega Minerals, Inc., he was Vice President and part owner. He spent several months in the United Kingdom and Europe arranging a public offering on the U. K. Exchange. He was President and owner of Major Petroleum Corporation.  He drilled, completed and produced 42 wells in South and West Texas counties.  The company was sold.

Royis Ward, Vice President, Chairman of the Board

Royis Ward began his career as an independent oil and gas operator in 1955 with his own funds and has been actively engaged in the oil and gas industry for approximately 50 years. After attending several business colleges, obtaining numerous business degrees in accounting, he was employed by Southern Union Gas Company in 1952 as a cost accountant, allocating natural gas prices, thereafter he was employed by a large Texas independent oil operator ultimately overseeing the successful drilling and completion of over 1500 producing oil and injection wells and supervising the installation one of the most successfully secondary recovery projects in the State of Texas. After which, he was instrumental in negotiating the sale of the business.

From the period of 1955 until present he has actively pursued the oil and gas industry, including purchasing of leases, staking locations, drilling, completion, producing and operating his own properties, including operating Powell Petroleum Corporation and was appointed Operator under the jurisdiction of the Federal Bankruptcy Courts, save and except, a brief period from early 1966 through 1972 when he moved to Houston and was instrumental in developing commercial real estate under the name of BayTex Development Corporation.

From 1972 and during the same period of time and until present has been active in the formation of a number of companies either as President and/or Chief Operating Officer including Omega Petroleum Corporation, Omega

Minerals, Inc., Century Energy Corporation, ultimately sold to Texas International Petroleum, Summit Oil and Gas Corporation, and Tidelands Oil Corporation. Tidelands Oil Corporation was merged with Tidelands Gas Corporation in 1996 resulting in the formation of Tidelands Oil and Gas Corporation (TOGC) and is now publicly traded on the OTC bulletin board exchange of which he was the Chairman of the Board and Vice President until October, 2002.

After the merger, he formed Regency Energy, Inc., a Texas corporation, and has acted a President and CEO acquiring the 125,000 acres Halsell Ranch, Maverick County, Texas which offset the Conoco Oil Company large Sacatosa Field. Regency was instrumental in the drilling and completion of approximately 125 wells on this property which was later sold the Exploration Company (TXCO) in 2001. After the sale, Regency Energy relocated to its present location where it has built it office building, warehouses, shops and from which it conducts its current operations.

Terrence J. Dunne, Director.

Mr. Dunne was appointed President, CEO, and a director on July 28, 2009. For more than the past five years, Mr. Dunne has operated as a business consultant through his company, Terrence J. Dunne & Associates. Mr. Dunne received his BS, MBA, and Masters in Taxation degrees from Gonzaga University. In addition, Mr. Dunne serves as a director of Gold Crest Mines, Inc., and Rock Energy Resources, Inc.

Martyn J. Powell, Director, Secretary.

Mr. Powell was appointed as Secretary and a director of the Company on November 2, 2009. For the past 20 years, Mr. Powell has been active as a Real Estate Investor and Licensed Realtor in the Greater Seattle Area. Mr. Powell was the President and a Director of Missouri River and Gold Gem Corp, a public company from 1999-2004, at which time control of the company was acquired by Entremetrix Inc, a Nevada Corporation. Mr. Powell was the President and a Director of Aberdeen Idaho Mining Company, a public company from 2002-2004, at which time the control of the company was acquired by MotivNation Inc, a Nevada Corporation. Mr. Powell was the Secretary and a Director of Quad Metals Corporation, a public company from 2001-2003, at which time control of the company was acquired by DataJungle Inc, a Nevada Corporation.

CORPORATE GOVERNANCE

The Board of Directors has no standing audit, nominating or compensation committees.  The entire board performs the function of each of these committees.

Independence of the Board

The Company is quoted on the OTC Bulletin Board inter-dealer quotation system, which does not require director independence requirements.

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the calendar year ended August 31, 2010, all Section 16(a) filing requirements applicable to its insiders were complied with.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors and executive officers serving in any capacity for our Company, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

EXECUTIVE COMPENSATION

No executives or directors were compensated by the Company for the fiscal years ended August 31, 2010 or 2009, for work performed that is required to be reported. In addition, the Company provided no stock options, warrants, or stock appreciation rights, and there are no employment contracts or incentive pay agreements with any officer or director.

Outstanding Equity Awards at Fiscal Year-End Table.    None.

Employment Agreements with Executive Officers

The Company not entered into any employment agreement with any officer or director.

Director Compensation

Directors do not receive compensation for their services.

Stock Option Plans.    None.

Purpose and Effect of the Name Change

Our board of directors and majority shareholder believe that the new corporate name change to Gulfmark Energy, Inc. will reflect our change in business direction which will not be limited to the entertainment business.  We believe new corporate name will promote public recognition and more accurately reflect the broadened scope of our business development efforts.

Contact Information

Silver Butte Company (the "Company") has its principal executive offices located at 45 NE 410 Loop, Suite 495, San Antonio, TX 78216.  The corporate telephone number is (210) 524-9725.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this Act, we file periodic reports, documents and other information with the SEC relating to the our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. Our website is intended to provide an inactive, textual reference only. Information on our website is not part of this Information Statement.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of

Date: January 13, 2011

Silver Butte Company

/s/ Michael Ward

By: Michael Ward

Director

Exhibit 3

Form of Proposed Amendment to the Articles of Incorporation

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

SILVER BUTTE COMPANY

The undersigned hereby executes the following Articles of Amendment to the Articles of Incorporation under the provisions of the laws of the State of Nevada pursuant to NRS 78.

The Articles of Incorporation are hereby amended as follows:

ARTICLE I - Name is hereby amended to read as follows:

The name of the corporation is GULFMARK ENERGY, INC.

ARTICLE IV - Authorized Capital Stock is hereby amended to read as follows:

The authorized capital stock of the corporation will consist of two (2) classes of stock, designated as Common Stock and Preferred Stock.

Common Stock:

The total number of shares of Common Stock that the corporation will have authority to issue is One Billion One Hundred Million (1,100,000,000) shares. The shares will have par value of $0.001 per share.  All of the Common Stock authorized herein will have equal voting rights and powers without restrictions in preference.

Reverse Split of Issued and Outstanding Common Stock

Effective February 17, 2011, each forty (40) shares of the issued and outstanding Common Stock of the Corporation ("Prior Common") will be reverse split into one (1) share of Common Stock of the Corporation ("New Common"). This reverse split will affect only issued and outstanding common shares.  Each record and beneficial holder who would receive a fractional share as a result of the reverse stock split will receive a full share of Common Stock.

Preferred Stock:

The total number of shares of Preferred Stock that the corporation will have authority to issue is Fifty Million (50,000,000) shares.  The Preferred Stock will have no stated value and par value of $0.001 per share.  The Preferred Stock will be entitled to preference over the Common Stock with respect to the distribution of assets of the corporation in the event of liquidation, dissolution, or winding-up of the corporation, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the corporation among its stockholders for the purpose of winding-up its affairs. The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion will have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock.

Series A Preferred Stock:

The Company is authorized to issued Eleven Million (11,000,000) Series A Preferred Shares with each preferred share having Twenty (20) votes per share at any meeting of shareholders were votes are submitted.  The preferred shares are convertible into common shares at the rate of twenty (20) shares of New Common Stock for each single (1) share of Series A Preferred Stock upon no less than 75 days advance notice to the Company.

Series B Preferred Stock:

The Company is authorized to issued Two Hundred Fifty Thousand (250,000) Series B Preferred Shares with each preferred share being convertible into common shares at the rate of twenty (20) shares of New Common Stock for each single (1) share of Series B Preferred Stock upon no less than 75 days advance notice to the Company.  The Series B shares will have one vote per share at any meeting of shareholders where votes are submitted.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 92.9%.

Dated this _______ day of January, 2011.

___________________________

Michael Ward, President